SOUTHERN CALIFORNIA EDISON COMPANY

POWER OF ATTORNEY

The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and directors, pursuant to a resolution entitled “Financing Authorizations” adopted August 11, 2005 (the “Resolution”), do each hereby constitute and appoint STEPHEN E. PICKETT, THOMAS M. NOONAN, ROBERT C. BOADA, BEVERLY P. RYDER, MARY C. SIMPSON, LINDA G. SULLIVAN, PAUL ALCALA, GEORGE T. TABATA, BARBARA E. MATHEWS, PAIGE W. R. WHITE, MICHAEL A. HENRY, DARLA F. FORTE, BONITA J. SMITH, EILEEN B. GUERRERO, and POLLY L. GAULT, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, and on behalf of Southern California Edison Company, to execute, sign, and file or cause to be filed (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Southern California Edison Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or both, one or more series of securities as authorized by the Resolution, and for the further purpose of qualifying under the Trust Indenture Act of 1939, as amended, one or more indentures relating to such securities; and (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents, to be filed by Southern California Edison Company with any stock exchange for the purpose of listing any of such securities; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at San Clemente, California, as of this 11th day of August, 2005.

SOUTHERN CALIFORNIA EDISON COMPANY

By:	/s/ ALAN J. FOHRER
ALAN J. FOHRER
Chief Executive Officer

Attest:

/s/ BEVERLY P. RYDER

BEVERLY P. RYDER

Secretary

Principal Executive Officer and Director:

/s/ ALAN H. FOHRER	Chief Executive Officer and Director

ALAN J. FOHRER

Principal Financial Officer:

/s/ THOMAS M. NOONAN	Senior Vice President, Chief
THOMAS M. NOONAN	Financial Officer

Southern California Edison Company

Power Of Attorney

Financing Authorizations Resolution

August 11, 2005

Controller and Principal Accounting Officer

/s/ LINDA G. SULLIVAN	Vice President and Controller
LINDA G. SULLIVAN

Additional Directors:

/s/ JOHN E. BRYSON	Director	/s/ RONALD L. OLSON	Director
JOHN E. BRYSON /s/ FRANCE A. CÓRDOVA	Director	RONALD L. OLSON /s/ JAMES M. ROSSER	Director
france a. cÓrdova /s/ BRADFORD M. FREEMAN	Director	JAMES M. ROSSER /s/ RICHARD T. SCHLOSBERG, III	Director
BRADFORD M. FREEMAN /s/ BRUCE KARATZ	Director	RICHARD T. SCHLOSBERG, III /s/ ROBERT H. SMITH	Director
BRUCE KARATZ /s/ LUIS G. NOGALES	Director	ROBERT H. SMITH /s/ THOMAS C. SUTTON	Director
LUIS G. NOGALES		THOMAS C. SUTTON

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